Page 74 of 108 Pages


                                                                  CONFORMED COPY



                       FIRST AMENDMENT TO CREDIT AGREEMENT

          FIRST AMENDMENT, dated as of July 15, 1998 (this "Amendment"), to the Credit Agreement dated as of June 29, 1998 (as amended, supplemented or otherwise modified, the "Credit Agreement"), by and between Geotek Communications, Inc., a corporation organized under the laws of Delaware and a debtor and debtor-in-possession and Geotek USA, Inc., a corporation organized under the laws of Delaware and a debtor and debtor-in-possession (together, the "Borrowers"), and S-C Rig Investments III, L.P., a Delaware limited partnership (the "Lender").

                              W I T N E S S E T H:


          WHEREAS, the Borrowers and the Lender are parties to the Credit Agreement;

          WHEREAS, the Borrowers have requested that the Credit Agreement be amended as provided herein; and

          WHEREAS, the Lender is willing to so amend the Credit Agreement, subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Borrowers and the Lender hereby agree as follows:


          1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement shall have such meanings when used herein.

          2. Amendment of Section 6.1(b)(iii). Section 6.1(b)(iii) of the Credit Agreement is amended in its entirety to read as follows:

               (iii) the Bankruptcy Court shall have scheduled the hearing on approval of the Disclosure Statement under section 1125 of the Bankruptcy Code to occur no later than August 18, 1998.






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                                                            Page 75 of 108 Pages





               3. Amendment of Section 8.11. Section 8.11 of the Credit Agreement is amended in its entirety to read as follows:

          8.11 Fiduciary Out. On or before 3 Banking Days after the date that the Borrowers file their Plan of Reorganization, the Borrowers shall have filed an application for approval of the Fiduciary Out.

               4. Amendment of Section 8.12. Section 8.12 of the Credit Agreement is amended by (a) deleting the words "July 15, 1998" in the second line thereof, and replacing them with the words "July 21, 1998"; and (b) deleting the words "August 15, 1998" in the fourth line thereof, and replacing them with the words "August 18, 1998".

               5. Representations and Warranties. The Borrowers hereby confirm, reaffirm and restate the representations and warranties made by them in Article 7 of the Credit Agreement, provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment. The Borrowers represent and warrant that no Default or Event of Default has occurred and is continuing.

               6. Continuing Effect of Credit Agreement. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Credit Agreement not expressly referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrowers that would require a waiver or consent of the Lender. Except as expressly amended or modified herein, the provisions of the Credit Agreement are and shall remain in full force and effect.

               7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party's executed counterpart of this Amendment (or its signature page thereof) shall be deemed to be an executed original thereof.

               8. Effectiveness. This Amendment shall be effective upon receipt by the Lender of counterparts hereof, duly executed and delivered by the Borrowers.



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                                                            Page 76 of 108 Pages





               9. Governing Law. This Amendment shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof, except to the extent governed by the Bankruptcy Code.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                            GEOTEK COMMUNICATIONS, INC.

                                            By: /s/ Anne E. Eisele
                                                -------------------------------
                                                 Title: SVP-CFO


                                            GEOTEK USA, INC.

                                            By: /s/ Anne E. Eisele
                                                -------------------------------
                                                 Title: SVP-CFO



                                            S-C RIG INVESTMENTS III, L.P., by
                                               S-C Rig Co., its general partner

                                            By: /s/ Peter Hurwitz
                                                -------------------------------
                                                 Title: Vice President



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